TOWNE SERVICES, INC.
                            BANK MARKETING AGREEMENT

                                     Between

                              TOWNE SERVICES, INC.

                                       And

                                  (the "Bank")

Date:

         TOWNE SERVICES, INC. ("TOWNE") offers automated accounts receivable programs, as a working capital solution for businesses. The program products are delivered to the merchants and clients who are users of TOWNE's products and services (collectively hereinafter "Business"), and/or Bank via TOWNE's electronic processing system technology. The above-referenced Bank desires to participate in these programs and market them to its customers. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Uniform Commercial Code.

         The Bank and TOWNE agree as follows:

         SECTION 1.  THE TOWNE SERVICES PROGRAM

         1.1 MARKETING AND OPERATION OF THE TOWNE SERVICES PROGRAMS. The Bank hereby elects to participate in one or all of the TOWNE programs designated on the schedules attached hereto ("the Program") in accordance with the guidelines issued from time to time by TOWNE. The Bank agrees to provide TOWNE with a list of the Bank's customers which the Bank believes would be appropriate candidates to process transactions through the Program, and TOWNE agrees to assist the Bank in marketing the Program to these customers. The Bank agrees to enter into a Commercial or Retail version of the Processing Agreement, in the form then used by TOWNE (a "Processing Agreement"), with TOWNE and the Businesses that agree to participate in the TOWNE Programs through the Bank. TOWNE will assist each Business in the installation of any and all hardware, software or materials used in connection with the various Programs. TOWNE will provide maintenance and support for each of the Program products. TOWNE will also notify the Bank of complementary services or products TOWNE may offer or provide from time to time in connection with the Program and will offer the Bank the opportunity to purchase such services or products at TOWNE's then current rates. Bank will pay an initial set-up fee in the amount of $_____________, due at the time of execution of this Agreement. The services and products offered by TOWNE through the Program, and the fees charged for such services and products, are set forth on Schedule A for Retail, Schedule B for Commercial, and Schedule C for CashFlow Manager. The Bank, by initialing each Schedule, agrees to pay the fees for the services on the relevant Schedule. The Bank may opt to participate in the CashFlow Manager Program, subject to the terms and conditions set forth in
Section 2 of this Agreement. TOWNE will update the Schedules from time to time, but will provide the Bank with at least 30 days' prior notice of any increase in fees.

         1.2 DISPLAYING SYMBOLS, SERVICE MARKS, AND NAMES. Upon request, TOWNE will supply the Bank with a reasonable supply of advertising displays, merchant decals, and other promotional materials bearing the TOWNE Program symbol and name to be used by the Bank pursuant to this Agreement. The Bank agrees to display the current signage, symbols, service marks, and name of the TOWNE Program on promotional materials approved by TOWNE to inform Bank customers that the Bank offers the Program. The Bank's right to use or display such items shall continue only so long as this Agreement or any successor agreement is in effect. The Bank acknowledges that the Program and the corresponding trade names, service marks, trade marks, copyrights, etc., that TOWNE may use with the Program from time to time are the property of TOWNE. The Bank shall not infringe upon any of the foregoing, nor otherwise conduct itself or use the service mark or TOWNE logo in such a manner as to create the impression that the Bank's services are affiliated with or offered by TOWNE.

         1.3 COMPLIANCE WITH LAWS AND INDEMNIFICATION. The Bank agrees to obtain all necessary approvals and to comply with all federal, state, and local laws, regulations and ordinances in connection with its dealings with customers in the performance of its obligations hereunder. The Bank agrees to indemnify and hold TOWNE harmless from and against any and all liabilities, losses, costs, damages, attorneys' fees, and expenses of whatever kind or nature (i) which TOWNE may sustain or incur by reason of, or in consequence of, the Bank's failure to obtain necessary approvals or to comply with such laws, regulations, or ordinances, (ii) in connection with any disputes related to transactions which are processed through the Program, or (iii) in connection with any applicable rule requiring that records of transactions be maintained by the Bank or TOWNE or any other person. The Bank is responsible for making its own credit decisions and agrees to indemnify and hold TOWNE harmless against all claims, losses, or damages relating thereto or relating to any claims brought by the Bank or its customers. TOWNE will indemnify the Bank for TOWNE'S gross negligence or willful misconduct in performance of this Agreement.

         1.4 AUTHORIZATION FOR AUTOMATED CLEARING HOUSE TRANSACTIONS, DIRECT DEPOSITS, ETC. The Bank hereby authorizes TOWNE to present automated clearing house ("ACH") credit for the payment of invoices due from the Bank to TOWNE and to present ACH debits or payment due the Bank from TOWNE for discounts, fees, credits, or payments pursuant to the Program. The Bank's ABA Transit Routing Number, Federal Tax Identification Number, and Demand Deposit Account Number (when available) are as shown below the Bank's signature at the end of this Agreement, and a voided blank check or deposit slip for such account is attached hereto, or will be within 10 days hereof. The authority granted in this Section
1.4 shall remain in full force and effect until all fees, charges, and payments due TOWNE are collected and until the Bank has notified TOWNE in writing of the termination of such authorization, in such time and in such manner as to afford TOWNE reasonable opportunity to act thereon, or until ten days after written notice of termination.

                                    * * * * *

         SECTION 2.        CASHFLOW MANAGER LICENSE.

         2.0 By initialing schedule C, Bank hereby elects to participate in the CashFlow Manager Program. This Section 2 applies only if the Bank elects to license the CashFlow Manager software. If the Bank does not elect to license the CashFlow Manager, this Section 2 shall have no applicability, and all other terms and conditions of the Agreement shall continue in full force and effect as if Section 2 did not appear in this Agreement.

         2.1. GRANT OF LICENSE. Subject to the terms and conditions set forth in this agreement, TOWNE hereby grants to the Bank (and to any branch offices maintained by the Bank) and the Bank hereby accepts (a) the non-exclusive and non-transferable right and license to offer the CashFlow Manager Program, as hereafter defined, to the Bank's customers; and (b) the right and license to use TOWNE's CashFlow Manager Program, software, trade names, service marks, trademarks, copyrights, patents, electronic data processing methods, accounts receivable forms, including forms and programs presently available and forms and programs developed by TOWNE for use with the CashFlow Manager Program. Unless the context denotes otherwise, the term "customer" means all current and prospective customers of the Bank, other than financial institutions.

         2.2. RESERVATION OF RIGHTS. The Bank acknowledges TOWNE's claimed interest in and exclusive right to the CashFlow Manager Program and all component parts thereof, including without limitation, software, trade names, service marks, trademarks, copyrights, patents, electronic data processing methods, accounts receivable forms, including forms and programs presently available and forms and programs developed by TOWNE for use with the CashFlow Manager Program, manuals, bulletins, procedures or supplements, devices and insignia TOWNE may use from time to time in conjunction with the CashFlow Manager Program (hereinafter "the CashFlow Manager Program").

         2.3. PROGRAM SERVICES. (a). GENERAL. TOWNE will install, setup and maintain the computer software at one (1) site location designated by the Bank for the Bank's CashFlow Manager Program. The Bank agrees that it will obtain or use computer hardware, which meets the requirements specified by TOWNE. The Bank also agrees to provide qualified personnel, either on the Bank's premises or through contract with some other firm, sufficient to operate the CashFlow Manager Program for the Bank's CashFlow Manager Program customers. Prior to offering the CashFlow Manager Program to the Bank's customers, TOWNE will provide onsite instruction to the Bank's employees or designated representatives concerning the proper operation of the CashFlow Manager Program, and will provide these persons with CashFlow Manager Program operating materials. The Bank agrees that its employees or representatives will take such instruction as TOWNE may from time to time reasonably request. In addition, TOWNE agrees to install, setup and maintain the computer software and provide the training described in this paragraph at additional site location(s) designated by the Bank upon receipt of the Multiple Site Installation Fee provided for in Section
2.8 of this Agreement.

         (b). OTHER SUPPORT. TOWNE will also provide the Bank and its employees or designated representatives with CashFlow Manager Program training, forms and other materials to assist the Bank in compliance with federal, state and local law applicable to the CashFlow Manager Program. However, Towne does not undertake the responsibility of advising the Bank of any laws, rules, regulations, or interpretations affecting you, your customers, or your participation in the CashFlow Manager Program.

         2.4. CONFIDENTIALITY. The Bank acknowledges that the procedures, electronic data processing methods, forms and techniques furnished by TOWNE as a part of the CashFlow Manager Program and contained in the CashFlow Manager software and manuals are unique and confidential. To protect the value of the confidential information licensed to the Bank, the Bank agrees to retain in confidence, and to require its employees, agents and representatives to retain in confidence, all such information and know-how transmitted to the Bank by TOWNE, for the duration of this Agreement and for a period of three (3) years after its termination or expiration for any reason, provided that the duration of these obligations for any confidential information that constitutes a "trade secret" under the statutes of Georgia shall be unlimited. The Bank agrees not to use the confidential material communicated to the Bank by TOWNE except for the purpose and to the extent necessary for the operation of the CashFlow Manager Program pursuant to the license granted herein. The CashFlow Manager documentation and manuals will at all times remain TOWNE's sole property and will promptly be returned to TOWNE upon the expiration or termination of this Agreement.

         TOWNE acknowledges and agrees that any information or data coming into its possession concerning the Bank, its operations and its customers is unique and confidential. TOWNE agrees to retain in confidence, and to require its employees, agents and representatives to retain in confidence, all such information and will not make use of the confidential material communicated to TOWNE by the Bank except for the purpose and to the extent necessary for the operation of the CashFlow Manager Program pursuant to this Agreement. TOWNE's obligations under this paragraph shall continue for the duration of this Agreement and for a period of three (3) years after its termination or expiration for any reason, provided that the duration of these obligations for any confidential information that constitutes a "trade secret" under the statutes of Georgia shall be unlimited.

         The obligations of the parties under this Section will survive the expiration or a termination of this Agreement.

         2.5. SOFTWARE MODIFICATIONS AND ALTERATIONS. TOWNE agrees that TOWNE will furnish to the Bank, at no additional cost, any updates developed by TOWNE for the CashFlow Manager software during the term of this Agreement. The Bank agrees to timely implement any and all changes to the CashFlow Manager software that are deemed necessary by TOWNE for the proper operation of the CashFlow Manager Program. The Bank agrees that the

CashFlow Manager software will be used in accordance with the instructions contained in the instructional and operating information provided by TOWNE. No modifications or changes will be made by the Bank with the CashFlow Manager Program software unless written approval is first obtained from TOWNE. If modifications or changes are made by the Bank, or its employees or representatives, the Bank agrees that TOWNE will have the right to use such changes and, at its option, to incorporate the changes into the CashFlow Manager Program and to make them available to third parties.

         2.6. OPERATING MATERIALS. The Bank agrees to purchase from TOWNE any specialized forms that are required for use in conjunction with the CashFlow Manager Program. TOWNE agrees to allow and assist other reputable and competent printers selected by the Bank, at its expense, to reproduce or print the forms required by the CashFlow Manager Program so long as such printers conform to the standards or specifications established by TOWNE.

         2.7. PROGRAM MARKETING MATERIALS AND OBLIGATIONS. TOWNE will make standard promotional material available to the Bank at a reasonable cost. The Bank agrees to solicit its selected creditworthy commercial and retail customers via letter and/or brochure mailing at least once per year. During the term of this agreement, the Bank also agrees that it will offer no other Program of a similar nature to its customers.

         2.8. LICENSE FEES; MULTIPLE SITE INSTALLATION FEES. In consideration of the trademark, licenses and rights herein granted by TOWNE to the Bank, and in consideration of the use of the trade names or trademarks, CashFlow Manager Program and CashFlow Manager in TOWNE's confidential manuals and materials, the Bank agrees to pay TOWNE any applicable fees and sales taxes, set forth on Schedule C. License fees are payable upon the execution of this Agreement. Of the License Fee, $300.00 is for the licensing, installation and use of the software, and the balance represents consideration for the employee and customer training, education and initial marketing Program setup and support. If the Bank elects to install the CashFlow Manager Program at additional site location(s), the Bank agrees to pay TOWNE a Multiple Site Location Fee for each such installation to provide for TOWNE's cost of installing and maintaining the software at such location(s) and providing the technical support and training set forth in this Agreement.

         2.9. ONGOING SUPPORT FEES; (A). VOLUME REBATES. As additional consideration for TOWNE's initial and continuing marketing, technical and Program support, the Bank agrees to pay TOWNE a percentage, set forth on Schedule C, of the amount of the Initial Balance of the receivables purchased by the Bank from each new CashFlow Manager customer and an ongoing support fee equal to a percentage, set forth on schedule C, of the total discount fees charged or taken by the Bank in each subsequent month with respect to "ongoing purchases" of receivables from each CashFlow Manager customer. As used herein, the term "Initial Balance" purchase means the first purchase of receivables from a CashFlow Manager customer (or the first 30 days' receivables acquired by the Bank if it either (i) acquires less than all of the CashFlow Manager customer's receivables existing on the date of the first purchase of receivables, or (ii) if such CashFlow Manager customer has no existing receivables which will be purchased by the Bank until after the date of the first purchase of receivables). "Ongoing purchases" means purchases of receivables from a CashFlow Manager customer subsequent to the Initial Balance purchase.

         (B). SUPPORT FEE VOLUME REBATES. TOWNE agrees to pay the Bank a marketing rebate based upon the monthly volume levels of ongoing receivable purchases made by the Bank from its CashFlow Manager customers. These volume levels and the amount of the rebate percentage applicable to each volume level as applied to the discount fees charged or taken by the Bank in a specific month are as set forth on Schedule C.

         2.10. REPORTING AND PAYMENT OF ONGOING SUPPORT FEES. The Bank agrees to report to TOWNE each month, on forms supplied by TOWNE, the amount of receivables purchased during the preceding month, and remit by check the fees due to TOWNE under this Agreement. TOWNE reserves the right to audit the Bank to verify the propriety of the amount of receivables reported by the Bank. All ongoing support fees will be due and payable within twenty-five (25) days of the invoice date.

         2.11. ONGOING PURCHASE FEE OBLIGATIONS AFTER EXPIRATION OR TERMINATION. As additional consideration for the license and services TOWNE provides in connection with the CashFlow Manager Program, the Bank agrees to pay an ongoing purchase fee ("OP Fee") with respect to each CashFlow Manager customer for a period of twenty-four (24) months following the expiration or termination of the CashFlow Manager Program if the Bank continues to offer an accounts receivable financing program reasonably similar to the CashFlow Manager ("replacement program") to such customer. So long as the OP Fee is payable under these circumstances, the Bank agrees to report to TOWNE each month, on forms supplied by TOWNE, the amount of receivables purchased during the preceding month, and remit by check the fees due to TOWNE under this section. All OP Fees will be due and payable on or before the 25th day of each month for purchases made in the preceding month.

         TOWNE agrees that the Bank will have no OP Fee obligation if it does not offer, or once it discontinues to offer, its replacement program to such CashFlow Manager customer. TOWNE also agrees that the Bank will have no OP Fee obligation with respect to new customers added to its replacement program following a termination or expiration of the CashFlow Manager Program, or if the termination of the CashFlow Manager Program arises out of TOWNE's uncured default in obligations to the Bank under this Agreement. The OP Fee provided for in this section shall be calculated in the same manner as the ongoing support fees provided for in Section 2.9, including any applicable volume rebate provisions.

         2.12. PROGRAM SOFTWARE; LIMITED WARRANTY. As additional consideration for this license, the Bank agrees not to reproduce copies of the CashFlow Manager software except to the extent required to operate its CashFlow Manager Program.

         (A). PROGRAM SOFTWARE AND DOCUMENTATION. TOWNE warrants the physical software media and documentation to be free of defects in materials and workmanship and that each will substantially conform to the specifications and applications set forth in TOWNE's documentation during the term of this Agreement, provided it is used with computer hardware which meets minimum specifications as determined by TOWNE during the term of this Agreement. However, TOWNE makes no representation or warranty that the software or documentation is "error-free" or meets any user's particular standards, requirements or needs. If TOWNE receives notice of any defects in the software from the Bank, TOWNE will replace the defective software media or documentation.

         The entire and exclusive liability and remedy for breach of this limited warranty is limited to replacement of the defective software or documentation, and TOWNE will have no liability or responsibility to the Bank or to any entity or person with respect to any claim for or damages for any indirect, special or consequential damages in any manner arising out of, or connected with the sale, the use or the anticipated use of the Program software and documentation referred to herein, or for damage caused or alleged to be caused directly or indirectly by the computer software or documentation furnished by TOWNE, including but not limited to the interruption of service, loss of business or anticipated profits or consequential damages resulting from the use or operation of the software.

         If TOWNE is unable to cure the material defects in the software or documentation within a reasonable period, the Bank has the option to terminate the CashFlow Manager Program upon written notice and receive a refund of all License fees paid by the Bank prior to such termination. Thereafter, the termination provisions of Section 3.8 apply.

     TOWNE SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS, OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY
      OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
                      ALL OTHER IMPLIED TERMS ARE EXCLUDED.

         (B). PROGRAM SERVICES. TOWNE represents that each of its employees or representatives assigned to perform marketing, technical support or data processing services will have the proper skill, training and background so as to be able to perform in a competent manner the services described in this Agreement; provided, however, the Bank agrees that TOWNE will not be liable for:
(i) any indirect, special or consequential loss or damage, such as loss of anticipated revenues or other consequential economic loss in connection with or arising out of any unintentional breach of this agreement; (ii) any errors in judgment or mistakes that may be made in good faith when acting on the Bank's behalf; or (iii) any delay in the performance of TOWNE's duties caused by strike, lawsuit, riot, civil disturbance, fire, shortage of supplies or materials or any other cause reasonably beyond TOWNE's control.

  THE BANK HEREBY AGREES TO WAIVE AND RELEASE TOWNE FROM ANY CLAIM OR LIABILITY
     FOR ERRORS OR MISTAKES MADE IN GOOD FAITH OR FOR ANY SUCH CONSEQUENTIAL
                  LOSS OR DAMAGE AS SET FORTH IN THIS SECTION.

         2.13. PROCEDURES UPON TERMINATION. Upon the expiration or termination of this agreement for any cause, the Bank agrees to immediately discontinue the use of, and return to TOWNE, all material constituting the CashFlow Manager Program, including, but not limited to all trade names, trademarks, service marks, copyrights, patents, computer software programs, manuals, materials, signs, and forms of advertising indicative of the CashFlow Manager Program. If the Bank fails or refuses to comply with the provisions of this Section 2.13, the Bank agrees to reimburse TOWNE for all costs, including reasonable attorney's fees and other expenses incurred in connection in the enforcement of this provision. If the Bank terminates the CashFlow Manager Program, but elects to continue an accounts receivable financing program of a nature similar to CashFlow Manager, you may be responsible for any OP Fee as set forth above, and the Bank warrants that such replacement program will be or has been developed without the use of any of TOWNE's confidential or proprietary information covered by this Agreement.

                                                         * * * * *
         SECTION 3.                 GENERAL

         3.1 BUSINESS CONSULTING AND MARKETING SERVICES. TOWNE will provide the Bank with the services of one or more Business Development Managers who will assist the Bank in the marketing of the Program to the Bank's customers in accordance with marketing plans developed by the Bank and TOWNE. This includes, but is not limited to, the providing of telemarketing services to customers selected by the Bank, customer presentations, and other services related to the Bank's approval of the customer for the Bank's Program. Any fees associated with the foregoing will be mutually agreed upon, in writing, prior to the provision of such services by TOWNE. The Bank acknowledges that the Business Development Manager's services are not exclusive to the Bank, but that such services will be provided in accordance with schedules mutually acceptable to the Bank and the Business Development Manager. In the event of any disagreement or dissatisfaction arising concerning the services rendered to the Bank by the Business Development Manager, TOWNE agrees that TOWNE will replace such Manager with another Manager acceptable to the Bank within a reasonable period if, after notice from the Bank, such disagreement or dissatisfaction with the Business Development Manager cannot be resolved.

         3.2 EXCLUSIVE AGREEMENT; CONFIDENTIALITY. While this Agreement is in effect, the Bank shall not move existing customers to another product similar to TOWNE's CashFlow Manager, Retail, or Commercial products, as described herein. The Bank acknowledges that this Agreement and the related materials provided by TOWNE pursuant to this Agreement (the "Confidential Materials") consist of confidential information of TOWNE. The Bank shall treat the Confidential Materials in confidence and shall not use, copy, or disclose them, nor permit any of its personnel to use, copy, or disclose them, for any purpose that is not specifically contemplated by this Agreement, for the duration of this Agreement and for a period of three (3) years after its expiration or termination for any reason, provided that the duration of these obligations for any confidential information that constitutes a "trade secret," under the statutes of Georgia, shall be unlimited.

         TOWNE acknowledges and agrees that any information or data coming into its possession concerning the Bank, its operations and its customers is unique and confidential. TOWNE agrees to retain in confidence, and to require its employees, agents and representatives to retain in confidence, all such information and will not make use of the confidential material communicated to TOWNE by the Bank except for the purpose and to the extent necessary for the performance of this Agreement. TOWNE's obligations under this paragraph shall continue for the duration of this Agreement and for a period of three (3) years after its expiration or termination for any reason, provided that the duration of these obligations for any confidential information that constitutes a "trade secret," under the statutes of Georgia, shall be unlimited.

         Notwithstanding the above, if TOWNE is provided with any nonpublic personal information, as that term is defined under Title V of the Gramm-Leach-Bliley Act (Pub. L. 106-102; 15 U.S.C. 6801 et seq.), in the performance of this Agreement on behalf of the Bank, it shall maintain the confidentiality of such information.

         The obligations of the parties under this Section will survive the expiration or a termination of this Agreement.

         3.3 NOTICES. TOWNE may modify the prices and terms set forth on Schedule A, B, or C from time to time, upon 30 days' prior written notice to the Bank. Any notice required or permitted to be given may be given in writing by depositing such notice in the United States mail, postage paid, addressed as indicated below under the signature of the applicable party or to such other place or places as either party hereto shall designate by written notice to the other.

         3.4 LIMITATION OF LIABILITY. The Bank acknowledges that data conversion is subject to likelihood of human and machine errors, omissions, delays, and losses, including inadvertent mutilation of documents, which may give rise to loss or damage. Accordingly, the Bank agrees that TOWNE shall not be liable on account of any such errors, omissions, delays, or losses unless caused by its gross negligence or willful misconduct. The Bank is responsible for adopting reasonable measures to limit its exposure with respect to such potential losses and damages, including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data. The Bank is also responsible for complying with all local, state, and federal laws pertaining to the use and disclosure of any data and in connection with all agreements the Bank enters into with its customers. The Bank acknowledges that any form of agreement provided by TOWNE which the Bank may use with its customers is provided by TOWNE solely for the Bank's benefit; the Bank is not obligated to use any such agreement. The Bank further acknowledges that TOWNE does not guarantee, and is not responsible for ensuring, that any agreements supplied by TOWNE that the Bank may enter into with its customers complies with laws and regulations applicable to the Bank. The Bank acknowledges that THE BANK HAS AN INDEPENDENT RESPONSIBILITY TO CONSULT ITS OWN LEGAL AND ACCOUNTING ADVISERS WITH RESPECT TO THE ENFORCEABILITY AND ACCOUNTING TREATMENT OF ANY SUCH CUSTOMER AGREEMENTS AND TO ADVISE ITS CUSTOMERS TO SIMILARLY CONSULT PROFESSIONALS WITH RESPECT TO THE ENFORCEABILITY THEREOF. The cumulative liability of TOWNE to the Bank for all claims relating to the Program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of all fees paid to TOWNE hereunder. In no event shall TOWNE be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against the Bank, even if TOWNE has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

         3.5 THIRD PARTY PROVIDERS. The Programs offered to the Bank and Business by TOWNE may or may not have services that are fulfilled by Third Party Providers ("Providers"). TOWNE reserves the right to replace Providers from time to time as deemed appropriate solely at the discretion of TOWNE. However, TOWNE does not by anything herein or in any assignment or otherwise assume any of the Providers obligations under this Agreement, and TOWNE shall not be responsible in any way for the performance by the Providers of any of the terms and conditions thereof. If requested, the Bank and the Business agree to execute any forms necessary in connection with Provider changes. Neither the Bank nor the Business may make Provider changes without the prior written consent of TOWNE. It is the responsibility of the Bank and Business to arrange for their own Internet Service Providers and each shall be responsible for their respective costs and charges associated with obtaining and using such internet services.

         3.6 REPRESENTATIONS AND WARRANTIES. The parties hereto each represent and warrant to each other that (i) each party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or chartering, (ii) the individual executing this Agreement has the legal right and authority to execute this Agreement and to so bind the party which he or she represents, (iii) each party has the full corporate power, authority and legal right to execute, deliver and perform this Agreement, (iv) this Agreement has been duly authorized, executed and delivered by such party, and (v) this Agreement is the legal, valid, and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and subject to general principles of equity.

         3.7 GENERAL. This Agreement will be deemed to have been made and delivered in the State of Georgia. The validity, performance and all matters relating to the interpretation and effect of this agreement will be governed by the laws of the State of Georgia, without regard to conflict of laws rules applied in the State of Georgia. This Agreement may be executed in one or more counterparts. Promptly upon request by TOWNE, the Bank shall execute such other agreements or instruments and give all assistance reasonably required to evidence more fully and otherwise give full and proper effect to the Bank's and TOWNE's rights under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The Bank and TOWNE are independent contractors, and nothing contained herein shall be deemed to constitute either the Bank or TOWNE as agent for the other. Nothing herein shall be construed to create a partnership or joint venture between the parties. This Agreement shall be binding upon the successors of the Bank and TOWNE but may not be assigned by either party without the written consent of the other, except that TOWNE may assign this Agreement to any subsidiary or affiliate or pursuant to a merger, sale of substantially all its assets, or similar transaction without such consent. This Agreement and its attachments constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof (except any lease or rental of the Program point-of-sale terminal which shall be governed by the terms of a separate rental or lease agreement applicable thereto). All amounts which are due and not paid to TOWNE as provided anywhere in this Agreement will thereafter bear interest at the rate of eighteen percent (18.0%) per annum or the highest legal rate permitted by applicable law, whichever is greater. The prevailing party in any lawsuit or arbitration proceeding brought under this Agreement shall be entitled to reasonable attorneys' fees and costs.

         3.8 TERMINATION. The initial term of this Agreement shall be for a period of three (3) years. The Agreement will be automatically renewed for additional three-year terms unless either party gives written notice to the other party not to renew the Agreement at least ninety (90) days prior to the scheduled termination date. If either TOWNE or the Bank defaults in the performance of any material obligation under this Agreement, and this default continues for a period of thirty (30) days after written notice is given by the non-defaulting party, then the non-defaulting party will have the right, at its option, to terminate this agreement by giving written notice of such termination. From and after such effective date of termination, for any reason, the Bank shall cease processing sales through the Program, shall cease displaying the service marks, symbols, and names related to the Program, and shall promptly return to TOWNE all materials relating to the Program. If termination is due to an uncured, material breach by either party in its obligations hereunder, the non-breaching party may recover the actual costs of enforcing this Agreement, including court costs and reasonable attorney's fees to the prevailing party if the issue goes to court All obligations of the Bank incurred or existing under this Agreement as of the date of termination shall survive such termination.

         3.9 NON-SOLICITATION OF TOWNE'S EMPLOYEES. The Bank agrees not to hire or engage as an independent contractor, any of TOWNE's employees or independent contractors during the term of this Agreement or for a period of twelve months after the termination of their respective employment or independent contractor relationships with TOWNE, as applicable.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

                  IN WITNESS WHEREOF, TOWNE and the Bank have executed this Agreement as of the date set forth on the first page of this Agreement.

THE BANK:

                                             TOWNE SERVICES, INC.
________________________________________
(Please print or type name of Bank)

By:                                          By:
   _____________________________________        _______________________________
Name:                                        Name:
Title:                                       Title:


MAILING ADDRESS:                             MAILING ADDRESS:
                                             3950 Johns Creek Court
______________________________________      Suite 100
                                             Suwanee, Georgia 30024
______________________________________

_______________________________________



ABA Transit Routing No . _______________________

DDA No. _____________________________________

(Please attach a voided check or deposit slip)


Federal Tax I.D. No.  ____________________________


PROGRAMS SELECTED:

Retail Program                      [   ]
Commercial Program                  [   ]
CashFlow Manager                    [   ]